EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-40432) of Allegheny Energy, Inc. of our report dated November 5, 2003 relating to the financial statements of the Allegheny Energy Employee Stock Ownership and Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
January 16, 2004